UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
______________________________________________
Current Report
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
February 1, 2024
______________________________________________
MATTEL, INC.
(Exact name of registrant as specified in its charter)
 ______________________________________________

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard
El Segundo, California 90245-5012
(Address of principal executive offices)

Registrant’s telephone number, including area code
(310) 252-2000
N/A
(Former name or former address, if changed since last report)
  ______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 per share	MAT	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.
On February 7, 2024, Mattel, Inc. (“Mattel” or the “Company”) issued a press release regarding its fourth quarter and full year 2023 financial results, a copy of which is furnished as Exhibit 99.1 hereto. This exhibit is incorporated herein by reference.
Item 2.05. Costs Associated with Exit or Disposal Activities.
On February 7, 2024, Mattel announced the Optimizing for Profitable Growth program, a multi-year cost savings program that follows the Company’s Optimizing for Growth program and is designed to achieve further efficiency and cost savings opportunities, primarily within the Company’s global supply chain, including its manufacturing footprint (the “Program”). The Program integrates and expands upon the other cost savings actions, which includes discontinuing production at a plant in China as previously announced in the third quarter of 2023, that were not included in the Optimizing for Growth program. Targeted annual gross cost savings from actions associated with the Program, which are expected to be completed beginning 2024 through 2026, are $200 million. Mattel estimates the total cost associated with the Program will be between $130 and $170 million. Total expected cash expenditures under the program are expected to be between $130 and $165 million.
The costs associated with the Program are expected to include the following:

Optimizing for Profitable Growth Actions*	Estimate of Cost
Employee severance	$90 to $105 million
Other restructuring costs	$10 to $20 million
Non-cash charges	up to $5 million
Total estimated severance and restructuring costs	$100 to $130 million
Investments	$30 to $40 million
Total estimated actions	$130 to $170 million
*Total estimated costs include approximately $30 to $35 million of severance and other restructuring costs and up to $5 million of non-cash charges associated with the discontinuation of production at a manufacturing plant in China, which was previously announced during the third quarter of 2023. As of December 31, 2023, Mattel had recognized approximately $25 million of those estimated severance and other restructuring costs within other selling and administrative expenses in its consolidated statement of operations.
The foregoing contains forward-looking statements, which include the size of the restructuring and the amount and timing of the related charges. Forward-looking statements are based on Mattel’s current expectations and are necessarily subject to associated risks related to the completion of the restructuring in the manner anticipated by Mattel. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 5, 2024, the Board of Directors (the “Board”) of the Company elected Julius Genachowski and Dawn Ostroff as new directors of Mattel, appointed Mr. Genachowski to the Audit Committee and Governance and Social Responsibility Committee of the Board, and appointed Ms. Ostroff to the Compensation Committee of the Board, each effective February 5, 2024. The Board determined that Mr. Genachowski and Ms. Ostroff are independent as defined by the Nasdaq listing standards. In accordance with Mattel’s director compensation program, Mr. Genachowski will receive a cash retainer of $38,333, Ms. Ostroff will receive a cash retainer of $35,000, and they will each receive a stock grant with a value of $55,004 (based on the closing price of Mattel’s common stock on the grant date of February 5, 2024), which represents a pro-ration of the annual director compensation based on the number of months (including partial months) they will serve from February 2024 to the date of Mattel’s 2024 Annual Meeting of Stockholders.

Mr. Genachowski, age 61, is a Senior Advisor at The Carlyle Group, a global investment firm, a position he has held since January 2024; from 2014 through 2023 he was a Partner and Managing Director at Carlyle. Prior to that, he served as the Chairman of the U.S. Federal Communications Commission from 2009 to 2013. Prior to that, he was a senior executive and member of the Office of the Chairman at IAC/InterActiveCorp. Mr. Genachowski served on President-elect Obama’s Transition Board in 2008, and as a senior advisor on technology and policy to the Obama presidential campaign. He currently serves as Chairman of the Board of Directors of Sonos, Inc., where he sits on the Audit Committee and the Nominating and Corporate Governance Committee, and serves as a director of Mastercard Incorporated, where he chairs the Audit Committee and sits on the Risk and Human Resources & Compensation Committees. He previously served as a director of Sprint Corporation from August 2015 until April 2020.
Ms. Ostroff, age 63, most recently served as Chief Content & Advertising Business Officer at Spotify Technology S.A., a position she held from January 2020 to January 2023; from August 2018 through January 2020, she served as Chief Content Officer at Spotify. Prior to that, Ms. Ostroff co-founded Condé Nast Entertainment, a division of Condé Nast and studio and distribution network for film, television, premium digital video, social media, and virtual reality, and served as President of the company from 2011 to 2018. Prior to that, she was President of Entertainment for the CW broadcast network from 2006 to 2011 and President of United Paramount Network, a subsidiary of CBS, from 2002 to 2006. She currently serves as a director of Paramount Global. She also serves on the New York University Faculty of Arts and Science Board of Overseers and the Board of Trustees for The Paley Center for Media. She previously served as a director of Activision Blizzard, Inc., Westfield Corporation, and Anonymous Content, LLC, an Emerson Collective company.
There are no transactions between Mr. Genachowski or Ms. Ostroff, on the one hand, and Mattel, on the other hand, that would be reportable under Item 404(a) of Regulation S-K.
On February 1, 2024, R. Todd Bradley and Ann Lewnes resigned from the Board.
Section 7 – Regulation FD
Item 7.01 Regulation FD Disclosure.
On February 7, 2024, Mattel issued a press release regarding the election and appointment of Mr. Genachowski and Ms. Ostroff, and the resignations of Mr. Bradley and Ms. Lewnes, a copy of which is furnished as Exhibit 99.2 hereto.
In the same press release described in Item 2.02 above, Mattel also announced that the Board has authorized the Company to repurchase $1.0 billion of the Company’s shares.
In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description
99.1**	Press release dated February 7, 2024
99.2**	Press release dated February 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

 ** Furnished herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTEL, INC. Registrant

By:	/s/ Jonathan Anschell
	Name:	Jonathan Anschell
	Title:	Executive Vice President, Chief Legal Officer, and Secretary
Dated: February 7, 2024